Exhibit 3.117

CERTIFICATE OF INCORPORATION

OF

JETCO PROPERTIES, INC.

CERTIFICATE OF INCORPORATION

OF

JETCO PROPERTIES, INC.

FIRST. The name of the corporation is

JETCO PROPERTIES, INC.

SECOND. Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware.

THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

To build, purchase, take, lease, or otherwise acquire, to own, hold, use, maintain, and improve; and to sell, convey, mortgage, lease and otherwise dispose of and deal in real property, buildings, structures, and improvements or any interest therein and any articles, materials, machinery and equipment used therefor or in connection therewith.

To engage in the business of managing, supervising and operating real property, buildings and structures; to negotiate and consummate, for itself or for others, leases with respect to any such property; to enter into contracts and arrangements, either as principal or as agent, for the maintenance, repair and improvement of any property managed, supervised or operated by the Corporation; to furnish financial, management and other services to others; to purchase or otherwise acquire, own, use, improve, maintain, sell, lease, or otherwise dispose of any articles, materials, machinery, equipment and property used for or in connection with the business of the Corporation; and to engage in and conduct, or authorize, license, and permit others to engage in and conduct, any business or activity incident, necessary, advisable, or advantageous to the ownership of property, buildings and structures managed, supervised or operated by the Corporation.

To purchase, take, lease, or otherwise acquire, to own, hold, use, maintain and improve; and to sell, convey, mortgage, lease or otherwise dispose of and deal in personal property or any interest therein.

To engage in and carry on the business of an insurance broker, and to engage in and carry on a general real estate agency and brokerage business.

To acquire, and pay for in cash, stock or bonds of this Corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage,

pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

To borrow or raise moneys for any of the purposes of the Corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes.

To loan to any person, firm or corporation any of its surplus funds, either with or without security.

To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted.

To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do. Provided, however, that the Corporation shall not engage in a public warehousing business.

The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from the terms of any other clause in this Certificate of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred ninety-five (195). The number of shares of each class having a par value is none. The number of shares of each class without par value is as follows:

100 Shares of Common Stock

  95 Shares of Preferred Stock

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Corporation’s authorized capital stock are as follows:

Section I - Provisions Relating Specifically

 to the Common Stock

A.	Designation

The common shares authorized by the Certificate of Incorporation, shall be designated the Common Stock.

B.	Limitation Upon Issuance

The maximum number of shares of the Common Stock which may be issued initially shall be five (5) shares. The remaining ninety-five (95) shares of authorized Common Stock shall be reserved for issuance to the holders of the Preferred Stock (upon exercise of their conversion rights as hereinafter provided) and no amount thereof shall be issued except in exchange for an equal number of shares of Preferred Stock in accordance with the terms and conditions set forth in the Certificate of Incorporation, or applicable statutes.

C.	Voting Rights

The entire voting power, except as otherwise provided in the Certificate of Incorporation, or by statute, shall be vested exclusively in the holders of the Common Stock.

D.	Liquidation

In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, after the holders of all of the Preferred Stock shall have been satisfied as provided in the Certificate of Incorporation, all remaining assets and funds of the Corporation shall be paid and distributed to the holders of the Common Stock according to their respective shares.

Section II - Provisions Relating Specifically

   to the Preferred Stock

A.	Designation

The preferred shares authorized by the Certificate of Incorporation, shall be designated the Preferred Stock.

B.	Voting Rights

The holders of the Preferred Stock shall have no right to vote for the election of Directors of the Corporation, but shall have such other voting rights as are provided in Section III hereof.

C.	Liquidation Rights

In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, unless otherwise provided by law, there shall be paid (or an amount sufficient for such payment shall be deposited with a bank or trust company doing business in the City of Chicago, Illinois, and having capital, surplus and undivided profits aggregating at least $5,000,000 as a trust fund for the holders of the Preferred Stock) to the holders of the Preferred Stock an amount for each share equal to the issue price thereof plus $5.00, before any sum shall be paid to, or any assets distributed among, the holders of the Common Stock. Upon such payment, or deposit in trust, the rights of the holders of the Preferred Stock shall cease and determine and they shall have only the right to receive such sum, without interest.

D.	Conversion Rights

Any holder of the Preferred Stock may at any time and from time to time, and upon the conditions hereinafter set forth, convert such stock into fully paid and nonassessable shares of Common Stock on a share-for-share basis. In order to effect such conversion the holder of the Preferred Stock to be converted shall give ninety (90) days’ written notice of election to convert, stating the number of shares to be converted; shall surrender to the Corporation the certificates of Preferred Stock to be converted, duly assigned in blank for transfer; and shall pay to the Corporation the sum of 10% of the issue price thereof, as disclosed in the books and records of the Corporation, for each such share to be converted.

Section III - Provisions Relating to Both

                         Common and Preferred Stock

A.	Voting Rights

Upon all matters not otherwise provided by the Certificate of Incorporation, or by statute, the holders of both Common and Preferred Stock, voting together as a single class, shall have equal voting rights, with each holder being entitled to one vote for each share standing in his name on the books of the Corporation.

No action shall be taken, by amendment of the Certificate of Incorporation or otherwise, which shall change the voting, liquidation or conversion rights of the holders of the Preferred Stock, as set forth in Section II hereof, without the favorable vote of at least three-fourths of the holders thereof voting separately as a class.

B.	Dividends

The holders of the Common Stock and of the Preferred Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors and as may be declared and paid from time to time cut of the surplus of the Corporation legally available for dividends; provided, however, that such dividends as are payable in cash or property shall be in equal amounts or values per share both as to Common Stock and as to Preferred Stock, and dividends payable in stock shall be in the form of whole shares of Common Stock to the holders of Common Stock and whole shares of Preferred Stock to the holders of Preferred Stock, but in such numbers of shares as shall maintain the same ratio between Common and Preferred Stock and the same proportionate interest among the respective holders thereof as existed before such stock dividend.

C.	Issuance of Stock

Except as required by the Certificate of Incorporation, such stock may be issued by the Corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors thereof.

FIFTH. The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000.00).

SIXTH. The names and places of residence of the incorporators are as follows:

NAMES	RESIDENCES
H. K. Webb	Wilmington, Delaware

H. P. Leager	Wilmington, Delaware

A. D. Atwell	Wilmington, Delaware

SEVENTH. The Corporation is to have perpetual existence.

EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

NINTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

To make, alter or repeal the By-Laws of the Corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve.

By resolution passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the Directors of the Corporation, which, to the extent provided in the resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders’ meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

TENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ELEVENTH. Meetings of stockholders may be held outside the State of Delaware, if the By-laws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of Directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

TWELFTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 17th day of October, A. D. 1957.

/s/ H.K. Webb

/s/ H.P. Leager

/s/ A.D. Adwell